Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K into the Company’s previously filed registration statements on Form S-8, File Nos. 33-73624, 33-51314, 333-34498 and 333-38172, and Form S-3, File No. 333-89541.

/s/ ARTHUR ANDERSEN LLP

Salt Lake City, Utah
November 26, 2001